AMENDMENT TO LEASE

         AGREEEMENT made as of October __, 2004 between CAMBR Company, Inc., having an office at 410 Ocean Avenue, Lynbrook, New York 11563 (hereinafter referred to as "Landlord") and RMS Titanic, Inc. having an address at 3340 Peachtree Road, NE, Suite 2250, Atlanta, GA 30326 (herein referred to as "Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have heretofore entered into a lease dated as of October 18, 2001 (the "Lease") for space (the "Demised Premises"), consisting of offices and warehouse located at _______________, Atlanta, GA 30324; and

         WHEREAS, the term of the Lease will expire on December 31, 2004; and

         WHEREAS, the parties have agreed to renew the Lease, as herein provided.

         NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Lease is hereby renewed for a period of three years commencing on January 1, 2005 on the same terms and conditions except as modified herein, and the term of the Lease is extended so that it shall now expire on December 31, 2007.

         2. For the period January 1, 2005 through December 31, 2007, Tenant shall pay rent as follows:


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                  For the period  January 1, 2005  through  December  31,  2005:
                  $6,855.00/month.

                  For the period  January 1, 2006  through  December  31,  2006:
                  $6,992.00/month.

                  For the period  January 1, 2007  through  December  31,  2007:
                  $7,132.00/month.

                  Said rent to be paid monthly in advance, on the first day of each and every month.

3. The parties acknowledge that the base year for the calculation of real estate taxes is 2001 and Tenant shall pay the increased real estate taxes above the base year during the entire term January 1, 2005 through December 31, 2007, as well as during the term of any subsequent option.

4. Tenant shall have an option to extend the lease for an additional three-year period from January 1, 2008 through December 31, 2010. Not more than six (6) months and not less than three (3) months prior to the expiration of this Lease as amended, Tenant may elect such option by delivery of a written notice to that effect to the Landlord. The rent for the option period shall be as follows:

                  For the period  January 1, 2008  through  December  31,  2008:
                  $7,275.00/month.

                  For the period  January 1, 2009  through  December  31,  2009:
                  $7,457.00/month.

                  For the period  January 1, 2010  through  December  31,  2010:
                  $7,643.00/month.

5. Except as expressly modified by this Amendment, all terms, covenants and conditions of the Lease shall continue in full force and effect. The parties by execution of this Amendment hereby ratify and confirm the terms of the Lease as herein modified.

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6.                Reference is made to the "Addendum to Lease Agreement" between the parties, dated as of October 18, 2001. That agreement is hereby cancelled and of no further effect. It is superseded by the agreement herein between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


Attest                                               CAMBR Company, Inc.



____________________                           By:  ____________________
                                                          Secretary

Attest                                               RMS Titanic, Inc.


____________________                           By:  ____________________